SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                   FORM 8-K/A
                               Amendment No. 1 to
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                         August 5, 1996 (July 19, 1996)
                Date of Report (Date of earliest event reported)


                              DT INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                 0-23400                      44-0537828
         (Commission File Number) (I.R.S. Employer Identification No.)



             1949 East Sunshine, Suite 2-300, Springfield, MO 65804
- --------------------------------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (417) 890-0102
- --------------------------------------------------------------------------------
              (registrant's telephone number, including area code)

On August 5, 1996, DT Industries, Inc. (the "Company") filed a current report on Form 8-K (the "Current Report") pertaining to the acquisition of the issued and outstanding stock of Mid-West Automation Enterprises, Inc. ("Mid-West") through a subsidiary merger transaction on July 19, 1996. At the time of the filing of the Current Report, it was impractical for the Company to provide financial statements for Mid-West or pro forma financial information for the Company relative to the acquisition of the issued and outstanding stock of Mid-West. Pursuant to the instructions for Item 7 of the Current Report, the Company hereby amends Item 7 to the Current Report to include the previously omitted information, as follows:


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Mid-West for the fiscal years ended May 26, 1996, May 28, 1995 and May 29, 1994.

(b) Unaudited pro forma financial information for the Company for the fiscal year ended June 30, 1996.

(c) Agreement and Plan of Merger by and among Automation Acquisition Corporation, DT Industries, Inc., Mid-West Automation Enterprises, Inc. and the Stockholders.*

(d)   Indemnification and Escrow Agreement.*

(e)   Second Amended and Restated Credit Facilities Agreement.*

(f)   Press Release of the Company dated July 22, 1996.*















- -------------------
*     Previously filed on August 5, 1996.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Mid-West Automation Enterprises, Inc.


We have audited the accompanying consolidated balance sheets of MID-WEST AUTOMATION ENTERPRISES, INC. AND SUBSIDIARY as of May 26, 1996 and May 28, 1995, and the related consolidated statements of income and retained earnings and of cash flows for each of the three fiscal years in the period ended May 26, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mid-West Automation Enterprises, Inc. and Subsidiary as of May 26, 1996 and May 28, 1995, and the consolidated results of their operations and cash flows for each of the three fiscal years in the period ended May 26, 1996, in conformity with generally accepted accounting principles.


/s/ Altschuler, Melvoin and Glasser LLP

Chicago, Illinois
August 20, 1996

                                                                       Exhibit A

                     MID-WEST AUTOMATION ENTERPRISES, INC.
                                 AND SUBSIDIARY

                          Consolidated Balance Sheets
                         May 26, 1996 and May 28, 1995

  Assets                                                         1996                  1995

  Current Assets:
      Cash and cash equivalents                                  $11,950,307           $12,757,771
      Marketable securities (Note 1)                               7,900,412             3,672,552
      Contract receivables                                        17,710,964            19,944,716
      Costs and estimated earnings in excess of
         billings on contracts in process (Note 3)                 7,700,864             3,374,471
      Inventories (Notes 1 and 4)                                  2,241,270             3,100,957
      Deposits on inventory purchases                                611,814               469,510
      Deferred income taxes (Note 5)                               1,287,000                     0
      Other                                                          395,628               435,523
                                                                 -----------           -----------
                                                                  49,798,259            43,755,500
                                                                 -----------           -----------

  Property and Equipment (net of accumulated
    depreciation and amortization--Notes 1 and 7)                 10,739,338              9,312,695
                                                                 -----------            -----------

  Other Assets:
      Security interest in insurance policies (Note 8)               663,206               476,078
      Deferred income taxes (Note 5)                                                        40,000
      Other                                                           10,500                   130
                                                                 -----------           -----------
                                                                     673,706               516,208
                                                                 -----------           -----------

                                                                 $61,211,303           $53,584,403
                                                                 ===========           ===========

         The accompanying notes are an integral part of this statement.


Liabilities and Stockholder's Equity                             1996                  1995
Current Liabilities:
    Current portion of long-term debt (Note 9)                   $   291,056           $   400,575
    Accounts payable                                               2,828,370             2,128,662
    Billings in excess of costs and estimated
      earnings on contracts in process (Note 3)                    2,505,730             7,272,221
    Accrued compensation                                           6,459,988             1,411,974
    Income taxes payable                                              38,000             1,623,000
    Deferred income taxes (Note 5)                                         0             2,578,000
    Other current liabilities and accrued expenses
      (Note 11)                                                    3,979,131             2,658,611
                                                                 -----------           -----------
                                                                  16,102,275            18,073,043
                                                                 -----------           -----------

  Long-term Debt (Note 9)                                          5,499,650             5,171,032
                                                                 -----------           -----------

  Deferred Income Taxes (Note 5)                                     313,000                     0
                                                                 -----------           -----------

  Commitments and Contingencies (Note 12)

  Stockholder's Equity:
        Common stock (100,000 shares of $.10 par
          value authorized; 10,000 shares issued
          and outstanding)                                             1,000                 1,000

        Retained earnings (Exhibit B)                             39,295,378            30,339,328
                                                                 -----------           -----------
                                                                  39,296,378            30,340,328
                                                                 -----------           -----------

                                                                 $61,211,303           $53,584,403
                                                                 ===========           ===========


         The accompanying notes are an integral part of this statement.

                                                                       Exhibit B

                     MID-WEST AUTOMATION ENTERPRISES, INC.
                                 AND SUBSIDIARY

             Consolidated Statement of Income and Retained Earnings Fiscal Years Ended May 26, 1996, May 28, 1995 and May 29, 1994

                                                                 1996                  1995                  1994

  Contract Revenue (Note 1)                                      $88,152,597           $69,878,020           $62,628,779

  Contract Costs                                                  58,052,861            45,260,030            40,516,042
                                                                 -----------           -----------           -----------

  Gross Profit                                                    30,099,736            24,617,990            22,112,737

  Selling and General and
    Administrative Expenses                                       15,522,748            11,606,867             7,671,831
                                                                  ----------           -----------           -----------

  Income from Operations                                          14,576,988            13,011,123            14,440,906

  Other Income (Expense), Net (Note 10)                              373,062           (    50,650)         (    158,082)
                                                                 -----------            ----------           -----------

  Income before Income Taxes                                      14,950,050            12,960,473            14,282,824

  Income Tax Provision (Notes 1 and 5)                             5,994,000             4,938,000             5,513,000
                                                                  ----------           -----------           -----------

  Income Before Cumulative Effect
    of Accounting Change                                           8,956,050             8,022,473             8,769,824

  Cumulative Effect of Accounting
    Change (Note 5)                                                        0                     0                36,000
                                                                 -----------           -----------           -----------

  Net Income for Fiscal Year                                       8,956,050             8,022,473             8,805,824

  Retained Earnings, Beginning of
     Fiscal Year                                                  30,339,328            22,316,855            13,511,031
                                                                 -----------           -----------           -----------

  Retained Earnings, End of Fiscal Year                          $39,295,378           $30,339,328           $22,316,855
                                                                 ===========           ===========           ===========

         The accompanying notes are an integral part of this statement.

                                                                       Exhibit C
                     MID-WEST AUTOMATION ENTERPRISES, INC.
                                 AND SUBSIDIARY

                      Consolidated Statement of Cash Flows
         Fiscal Years Ended May 26, 1996, May 28, 1995 and May 29, 1994

                                                                 1996                  1995                  1994
  Cash Flows from Operating Activities:
      Net income for fiscal year                                 $ 8,956,050           $ 8,022,473           $ 8,805,824
                                                                 -----------           -----------           -----------
      Adjustments to reconcile net income
        to net cash provided by operating
        activities:
          Depreciation and amortization                            1,547,440             1,324,168              1,182,781
          Gain on sale of fixed assets                          (    299,856)                    0                      0
          Unrealized (gain) loss on
            marketable equity securities                        (      6,933)               37,870                      0
          Deferred compensation                                      597,916                42,771           (    292,689)
          Deferred income taxes                                 (  3,512,000)              751,000           (    212,000)
          Increase (Decrease) in cash
            from changes in:
              Marketable equity securities                      (  1,137,187)            1,539,972                      0
              Contract receivables                                 2,233,752          ( 14,922,661)               895,859
              Cost and estimated earnings
                in excess of billings on
                contracts in progress                           (  4,326,393)              281,480           (  1,622,090)
              Inventories                                            859,687          (    829,082)                69,565
              Deposits on inventory
                purchases                                       (    142,334)              338,943                305,752
              Income taxes refundable                                      0               100,000           (    100,000)
              Other assets                                            47,525          (    248,507)                66,605
              Accounts payable                                       401,613               154,577           (    502,394)
              Billings on contracts in
                excess of costs and
                estimated earnings                              (  4,766,491)            5,799,261           (  2,628,849)
              Income taxes payable                              (  1,585,000)            1,623,000           (  2,224,000)
              Other current liabilities
                and accrued expenses                               5,770,618             1,888,719                715,800
                                                                 -----------           -----------            -----------

                Total adjustments                               (  4,317,643)         (  2,118,489)          (  4,345,660)
                                                                 -----------           -----------            -----------

      Net cash provided by operating
        activities, forward                                      $ 4,638,407           $ 5,903,984            $ 4,460,164
                                                                 ===========           ===========            ===========

                     MID-WEST AUTOMATION ENTERPRISES, INC.
                                 AND SUBSIDIARY

                      Consolidated Statement of Cash Flows
         Fiscal Years Ended May 26, 1996, May 28, 1995 and May 29, 1994

                                                                 1996                  1995                  1994

      Net cash provided by operating
        activities, forward                                      $ 4,638,407           $ 5,903,984           $ 4,460,164
                                                                 -----------           -----------           -----------

  Cash Flows from Investing Activities:
      Capital expenditures                                      (  1,748,822)         (  1,505,539)         (  1,193,982)
      Purchase of marketable securities                         ( 19,948,671)         (  8,509,650)         (  5,223,975)
      Maturities of marketable securities                         16,864,931             7,178,852             1,810,000
      Payment of advances on security
        interest in life insurance policies                     (    187,128)         (    166,236)         (     31,234)
                                                                 -----------           -----------           -----------

      Net cash used in investing activities                     (  5,019,690)         (  3,002,573)         (  4,639,191)
                                                                 -----------           -----------           -----------

  Cash Flows Used in Financing Activities:
      Principal payments of industrial revenue
        bond and capital lease obligations                      (    426,181)         (    455,384)         (    422,715)
                                                                 -----------           -----------           -----------

  Net Increase (Decrease) in Cash and
    Cash Equivalents                                            (    807,464)            2,446,027          (    601,742)

  Cash and Cash Equivalents, Beginning of
    Fiscal Year                                                   12,757,771            10,311,744            10,913,486
                                                                 -----------           -----------            -----------

  Cash and Cash Equivalents,
    End of Fiscal Year                                           $11,950,307           $12,757,771            $10,311,744
                                                                 ===========           ===========            ===========

      Supplemental Disclosure of Cash Flow
        Information:
          Cash paid during the year for:
            Interest                                             $   552,254           $   780,241            $   819,353
            Income taxes                                          11,090,894             3,164,000              8,012,793

      Supplemental Schedule of Noncash
        Investing and Financing Activities:
          Building addition financed through
          capital lease obligation                                 1,309,033                     0                      0

         The accompanying notes are an integral part of this statement.

                     MID-WEST AUTOMATION ENTERPRISES, INC.
                                 AND SUBSIDIARY

                 Notes to the Consolidated Financial Statements


  NOTE 1--NATURE OF ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Mid-West Automation Enterprises, Inc. and its subsidiary, Mid-West Automation Systems, Inc. (collectively "the Corporation"), are engaged in the design and manufacture of automated assembly machines. Operations are conducted from leased facilities located in Buffalo Grove, Illinois (Note 12).

     On July 19, 1996, all of the parent company's outstanding common stock was sold to DT Industries, a publicly owned corporation.

     Two customers accounted for a substantial portion of the Corporation's net sales in fiscal 1996 and 1995, respectively. One customer accounted for a substantial portion of the Corporation's net sales in fiscal 1994.

     A summary of significant accounting policies follows:

        PRINCIPLES OF CONSOLIDATION--The accompanying financial statements include the accounts of Mid-West Automation Enterprises, Inc. and Mid-West Automation Systems, Inc. All significant intercompany accounts and transactions have been eliminated. The fiscal year of the Corporation ends on the last Sunday in May each year. Each of the three fiscal years presented herein contained 52 weeks.

        USE OF ESTIMATES--In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        BASIS FOR RECORDING INCOME--Income from contracts is recognized under the percentage of completion method (based on the ratio that costs incurred on each contract to date bear to total estimated costs). Anticipated losses, if any, are recognized fully when identified. Because certain contracts may be long-term and will extend over one or more years, revisions in cost and revenue estimates are recorded in the accounting period in which the relevant facts become known.

        INVENTORIES--Inventories of raw materials and component parts purchased, in process and manufactured are valued at the lower of cost or market, with cost determined under the last-in, first-out ("LIFO") basis. The LIFO valuation is computed under the "dollar value link-chain" method, whereby all inventories constitute a single pool. All costs associated with specific contracts are reflected as part of the contract cost.

                     MID-WEST AUTOMATION ENTERPRISES, INC.
                                 AND SUBSIDIARY

                 Notes to the Consolidated Financial Statements


  NOTE 1--NATURE OF ACTIVITIES  AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
  CONTINUED:

        MARKETABLE SECURITIES--Marketable securities are recorded under provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The cumulative effect as of May 30, 1994 of adopting SFAS No. 115 was not material. Such securities consist of municipal bonds and preferred stock. The bonds mature within one year and are considered held to maturity investments and are recorded at their amortized cost of $6,649,412 and $7,360,422 at May 26, 1996 and May 28, 1995, respectively, which carrying values approximates market. The preferred stock is considered trading securities and is recorded at market. Gains or losses are computed using the specific identification method.

        DEPRECIATION AND AMORTIZATION--Provisions for depreciation and amortization of property and equipment are computed on the straight-line method for financial reporting purposes, based on the estimated useful lives of the assets. For income tax reporting purposes, depreciation and amortization are computed under both accelerated and straight-line methods, as permitted by the Internal Revenue Code.

        INCOME TAXES--See Note 5 with respect to accounting for income taxes.

        RESEARCH AND DEVELOPMENT COSTS--Costs of research and development are charged to expense as incurred. Such expenses amounted to approximately $484,500, $496,900 and $110,400 for fiscal 1996,
        1995 and 1994, respectively.

        CASH EQUIVALENTS--For purposes of the consolidated statement of cash flows, the Corporation considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

        RECLASSIFICATIONS--Certain fiscal 1995 and 1994 items have been reclassified to conform to fiscal 1996 classifications, with no net effect.

  NOTE 2--LINE OF CREDIT:

     The Corporation had an unsecured line of credit of $5,000,000 with The Northern Trust Co. of Chicago ("Northern") until October 24, 1995, when it expired and was not renewed. No borrowings were made against this line of credit during fiscal 1996, 1995 or 1994.

  NOTE 3--CONTRACTS IN PROCESS:

     Contracts in process at May 26, 1996 and May 28, 1995 consisted of the following:

                                                                 1996                  1995
        Accumulated costs and estimated earnings                 $23,652,007           $17,216,440
        Progress billings                                         18,456,873            21,114,190
                                                                 -----------           -----------
        Net variation                                            $ 5,195,134          ($ 3,897,750)
                                                                 ===========           ===========

                     MID-WEST AUTOMATION ENTERPRISES, INC.
                                 AND SUBSIDIARY

                 Notes to the Consolidated Financial Statements


  NOTE 3--CONTRACTS IN PROCESS, CONTINUED:

     The foregoing variation has been segregated, and classified in the accompanying balance sheets, as follows:

                                                                 1996                  1995
        For contracts in process on which costs
          and estimated earnings exceed billings
          (under current assets)                                 $ 7,700,864           $3,374,471

        For contracts in process on which billings
          exceed costs and estimated earnings
          (under current liabilities)                              2,505,730            7,272,221
                                                                 -----------           ----------

                                                                 $ 5,195,134          ($3,897,750)
                                                                 ===========           ==========

  NOTE 4--INVENTORIES:

     Inventories at May 26, 1996 and May 28, 1995 consisted of the following:

                                                                 1996                  1995
        Raw materials                                            $   120,714           $   167,056
        Purchased and manufactured component parts                 1,477,054             1,987,083
        Component parts in process                                 1,210,383             1,368,787
                                                                 -----------           -----------
        Total valued on first-in, first-out
          (FIFO) basis                                             2,808,151             3,522,926

        Less reduction to last-in, first-out
          (LIFO) basis                                               566,881               421,969
                                                                 -----------           -----------
        Inventories on last-in, first-out
          (LIFO) basis                                           $ 2,241,270           $ 3,100,957
                                                                 ===========           ===========

  NOTE 5--INCOME TAXES:

     Mid-west Automation Enterprises, Inc. and its wholly owned subsidiary file a consolidated federal income tax return.

     Effective May 31, 1993, the Corporation adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 requires recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income tax assets and liabilities are determined based on the financial statement and tax based of assets and liabilities.

                     MID-WEST AUTOMATION ENTERPRISES, INC.
                                 AND SUBSIDIARY

                 Notes to the Consolidated Financial Statements


  NOTE 5--INCOME TAXES, CONTINUED:

     The cumulative effect of adopting SFAS No. 109 increased the net income for the fiscal year ended May 29, 1994 by $36,000, and is reflected separately in the consolidated statement of income and retained earnings.

     The provisions for income taxes, for the fiscal years ended May 26, 1996, May 28, 1995 and May 29, 1994, consisted of the following:

                                                                 1996                  1995                  1994

        Currently payable                                        $9,506,000            $4,187,000            $5,689,000
        Deferred (benefit)                                      ( 3,512,000)              751,000           (   176,000)
                                                                 ----------            ----------            ----------
                                                                 $5,994,000            $4,938,000            $5,513,000
                                                                 ==========            ==========            ==========

     The primary difference between the federal statutory rate and the effective income tax rate relates to state income taxes.

     At May 26, 1996 and May 28, 1995, components of the Corporation's deferred tax assets and deferred tax liabilities consist of the following:

                                                                 1996                  1995
        Current:
            Deferred tax assets:
                Accrued vacation                                 $  189,000            $  153,000
                Accrued health insurance                             14,000
                Shareholder bonus                                 1,553,000
                Warranty reserve                                     62,000
                Inventory reserve                                   207,000
                Deferred compensation                               258,000                26,000
                                                                 ----------            ----------
                                                                  2,283,000               179,000
                                                                 ----------            ----------
            Deferred tax liabilities:
                Variation in gross profit between
                  tax and financial reporting
                  purposes due to different methods
                  of revenue recognition                        (   996,000)          ( 2,739,000)
                Accrued health insurance                                  0           (    18,000)
                                                                 ----------            ----------
                                                                (   996,000)          ( 2,757,000)
                                                                 ----------            ----------
                                                                 $1,287,000           ($2,578,000)
                                                                 ==========            ==========
        Noncurrent:
            Deferred tax assets:
                Variation of capital lease value
                  between tax and financial
                  reporting purposes                             $  553,000            $  648,000
            Deferred tax liabilities:
                Variation of net fixed assets
                  between tax and financial
                  reporting purposes                            (   866,000)          (   608,000)
                                                                 ----------            ----------
                                                                ($  313,000)           $   40,000
                                                                 ==========            ==========

                     MID-WEST AUTOMATION ENTERPRISES, INC.
                                 AND SUBSIDIARY

                 Notes to the Consolidated Financial Statements


  NOTE 6--EMPLOYEE BENEFIT PLANS:

     The Corporation maintains for the benefit of its eligible employees, two benefit plans, both of which conform to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as follows:

        EMPLOYEES' PROFIT-SHARING PLAN--The plan is maintained for the benefit of all eligible employees. The employer makes discretionary annual contributions in such amounts as may be determined by its Board of Directors, limited to amounts deductible for federal income tax purposes. Benefits vest in participants over a period of years, and distributions are made to participants (or to their beneficiaries) upon death, retirement or severance of employment. Employer contributions for the fiscal years 1996, 1995 and 1994 amounted to $300,000, $250,000 and
        $150,000, respectively.

        EMPLOYEES' 401(k) PLAN--This plan, established under the provisions of Section 401(k) of the Internal Revenue Code, provides for the Corporation to contribute twenty-five cents (25(cent)) for every dollar ($1.00) that a participant elects to defer, up to 4% of a participants' eligible compensation. The employer contribution to the plan for the fiscal years ended 1996, 1995 and 1994 amounted to $278,839, $114,383 and $97,040, respectively.

     The Corporation maintains a key employees' bonus plan for the benefit of certain employees. A portion of the declared bonuses under such plan is deferred. Such deferred portion of a participant's account is adjusted annually by the percentage change to the equity of the Corporation (not to exceed a 25% annual increase), and initially vested over a period of 10 years. As a result of the sale of the Corporation's stock (Note 1), (a) all participants in this plan became fully vested and (b) each participants' account balance has been increased by a "multiplier" (as defined), which amount has been reflected in the consolidated financial statements as of May 26, 1996. The charge to expense under this plan for such vested deferred portion, for the fiscal years ended 1996, 1995 and 1994 amounted to $597,916, $42,771 and $25,000, respectively.

                     MID-WEST AUTOMATION ENTERPRISES, INC.
                                 AND SUBSIDIARY

                 Notes to the Consolidated Financial Statements


  NOTE 7--PROPERTY AND EQUIPMENT:

     Property and equipment at May 26, 1996 and May 28, 1995, stated at acquisition cost, consisted of the following:

                                                                 1996                  1995
        Machinery and equipment                                  $ 5,445,628           $ 5,113,145
        Furniture and fixtures                                     1,998,235             1,599,981
        Transportation equipment                                     151,650               207,124
        Leasehold improvements                                     1,876,648             1,194,751
        Data processing equipment                                  2,842,417             2,318,171
                                                                 -----------           -----------

            Total owned assets                                    12,314,578            10,433,172
                                                                 -----------           -----------

        Building in Buffalo Grove,
            Illinois capitalized under
            lease obligation (Note 9)                              7,177,166             5,868,133

        Building in Wheeling, Illinois
            capitalized under lease
            obligation (Note 9)                                            0             1,214,451
                                                                 -----------           -----------
                                                                   7,177,166             7,082,584
                                                                 -----------           -----------

                                                                  19,491,744            17,515,756
              Less accumulated depreciation
                    and amortization                               8,752,406             8,203,061
                                                                 -----------           -----------

                                                                 $10,739,338           $ 9,312,695
                                                                 ===========           ===========

     Depreciation and amortization of property and equipment, for the fiscal years ended 1996, 1995 and 1994 amounted to $1,547,440, $1,324,168 and
     $1,182,781, respectively.

     See Note 9 for pledges of property and equipment to secure certain obligations.

  NOTE 8--LIFE INSURANCE:

     As of May 26, 1996 and May 28, 1995, the Corporation has made advances of $663,206 and $476,078, respectively, as payment of premiums on insurance policies carried on the life of an officer/stockholder of the Corporation. The Corporation, which does not own the policies, has a security interest in them to the extent of such advances.

                     MID-WEST AUTOMATION ENTERPRISES, INC.
                                 AND SUBSIDIARY

                 Notes to the Consolidated Financial Statements



  NOTE 9--LONG-TERM DEBT:

     Long-term debt at May 26, 1996 and May 28, 1995 was as follows:

                                                                 1996                  1995
     Capitalized lease obligation of Buffalo Grove, Illinois
       building and building  addition  relating to facility
       leased  from officer/stockholder;  payable in monthly
       installments  of  $55,000 through  November 30, 1992,
       $73,333   through  November  30,  1995  and  $113,200
       thereafter;   present  value   of  lease  obligations
       imputed on basis  of interest  at 12.99%,  22.76% and
       43.31% per annum;  final payment  due  August 1, 2005
       (lease terminated in fiscal year 1997--Note 12).          $5,790,706            $4,756,949

     Capitalized  lease  obligation  of  Wheeling,  Illinois
       building relating  to facility leased  from  officer/
       stockholder   (lease  terminated   in  fiscal  1996--
       Note 12)                                                           0               722,537

     Note payable  to  Northern  on  behalf of the  Illinois
       Development Finance Authority  (repaid in full during
       fiscal 1996)                                                       0                92,121
                                                                 ----------            ----------
     Total                                                        5,790,706             5,571,607

     Less portion due currently                                     291,056               400,575
                                                                 ----------            ----------
     Noncurrent portion                                          $5,499,650            $5,171,032
                                                                 ==========            ==========

     Following is a summary of future minimum maturities under the foregoing obligation as of May 26, 1996:

        Fiscal:
            1997                                                 $ 1,358,400
            1998                                                   1,358,400
            1999                                                   1,358,400
            2000                                                   1,358,400
            2001                                                   1,358,400
        Subsequent periods                                         5,292,467
                                                                 -----------
                                                                  12,084,467
        Less imputed interest thereon                              6,293,761
                                                                 -----------
                                                                 $ 5,790,706
                                                                 ===========

                     MID-WEST AUTOMATION ENTERPRISES, INC.
                                 AND SUBSIDIARY

                 Notes to the Consolidated Financial Statements



  NOTE 10--OTHER INCOME (EXPENSE) NET:

     Other income (net) for the fiscal years ended 1996, 1995 and 1994 consisted of the following:

                                                                 1996                  1995                  1994
        Interest income                                          $1,007,635            $  728,499            $  287,030
        Rental income                                                42,552               141,312               141,312
        Interest expense                                        (   943,357)          (   778,435)          (   817,424)
        Depreciation expense on
          rental property                                       (    55,857)          (    67,305)          (    67,305)
        Reversal of deferred
          compensation liability                                          0                     0               317,689
        Gain on termination of capital
          lease (Note 12)                                           287,791                     0                     0
        Other                                                        34,298           (    74,721)          (    19,384)
                                                                 ----------            ----------            ----------

                                                                 $  373,062           ($   50,650)          ($  158,082)
                                                                 ==========            ==========            ==========

  NOTE 11--RELATED PARTY TRANSACTIONS:

     Beginning in fiscal 1995, all of the Corporation's foreign sales are subject to commissions charged by a company related to the Corporation due to common ownership. During fiscal 1996 and 1995, the Corporation incurred foreign sales commissions of $3,522,000 and $1,874,000, respectively.

     See Note 12 for other related-party transactions.

  NOTE 12--COMMITMENTS AND CONTINGENCIES:

     The cost of the Buffalo Grove facility occupied by the Corporation was financed with industrial development revenue bond issue proceeds received by an officer/ stockholder. The Corporation has guaranteed the aforementioned obligations which, as of May 26, 1996, aggregated
     $3,265,000. Such Buffalo Grove premises were leased from the officer/stockholder under a lease, as amended on December 1, 1995, which was scheduled to expire on November 30, 1998, at monthly base rentals of $113,200, plus the payment of real estate taxes and other operating expenses. Such lease is accounted for as a capital lease (Notes 7 and 9), pursuant to which the lease term was based upon the repayment term of the underlying officer/stockholder debt (see above), which debt matures on August 1, 2005. Effective as of July 19, 1996, the aforementioned lease was terminated and a new lease was executed. Such lease, which expires on July 31, 2003, provides for increasing monthly base rentals ranging from $113,200 to $124,982. In addition, the Corporation has the option to extend the lease term through July 31, 2008.

     During fiscal 1996, a related-party lease pertaining to a facility located in Wheeling, Illinois, was terminated, which resulted in a gain of $287,791 (see Note 10). Such lease had been reflected in the consolidated financial statements as a capital lease (Note 7).

     During fiscal 1996, the Corporation entered into a four-year operating lease for a facility in Buffalo Grove, Illinois. The lease, from an unrelated party, commenced on November 14, 1995 and provides for monthly rentals of $10,089 through February 28, 1997 and $10,930 through February 28, 2000. The Corporation is also required to pay real estate taxes and other occupancy expenses. Effective as of June 26, 1996, the aforementioned lease was amended to adjust the monthly rentals to $10,089 for the period from March 1, 1997 through February 28, 1998. In addition, the Corporation has the option to extend the lease term through February 28, 2003.

     During fiscal 1996, the Corporation entered into an operating lease for a parking facility with a related party, which commenced March 15, 1996. The lease provides for monthly payments of $5,500 through March 15, 1997. Effective as of July 19, 1996, the aforementioned lease term was amended to extend through July 31, 2003, with annual rental increases of 2% per annum beginning November 30, 1998. In addition, the Corporation has the option to extend the lease term through July 31, 2008.

     Future minimum rentals applicable to the above operating leases in effect as of May 26, 1996, are as follows:

                                           Unrelated             Related
        Fiscal Year                        Party                 Party                 Total
            1997                           $ 123,591             $  52,250             $ 175,841
            1998                             131,160                                     131,160
            1999                             131,160                                     131,160
            2000                              98,370                                      98,370
                                           ---------             ---------             ---------

                                           $ 484,281             $  52,250             $  536,531
                                           =========             =========             ==========

  NOTE 13--SUBSEQUENT EVENT:

     During July 1996, the Corporation adopted a bonus plan covering certain key employees. Concurrent with the sale of the Corporation, in consideration of past services performed, certain key employees are to receive bonuses aggregating $750,000, to be paid over a three-year period by the surviving corporation. This amount has not been accrued in the accompanying consolidated financial statements.

DT INDUSTRIES, INC.

PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 1996
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
- --------------------------------------------------------------------------------


                                                  DTI                 MID-WEST
                                                  CONSOLIDATED        CONSOLIDATED        PRO FORMA
                                                  BALANCES AT         BALANCES OF         PURCHASE
                                                  JUNE 30, 1996       MAY 26, 1996        ACCOUNTING
                                                  AS REPORTED         AS REPORTED         ADJUSTMENTS         PRO FORMA

Assets
  Current assets:
    Cash and cash equivalents                     $  1,210            $ 11,950            ($11,950) (a)       $  1,210
    Marketable securities                                                7,900              (7,900) (a)
    Accounts receivable, net                        32,092              17,711                                  49,803
    Costs and estimated earnings in excess
      of amounts billed                             19,130               7,701                                  26,831
    Inventories, net                                31,403               2,241                                  33,644
    Prepaid expenses and other                      10,153               2,295                 663  (b)         13,111
                                                  ---------           ---------           ---------           ---------
      Total current assets                          93,988              49,798             (19,187)            124,599

    Property, plant & equipment, net                36,713              10,739              (4,366) (c)         43,086
    Goodwill, net                                  101,187                                  58,062  (d)        159,249
    Other assets, net                                1,955                 674               1,737  (b)          4,366
                                                  ---------           ---------           ---------           ---------
                                                  $233,843            $ 61,211            $ 36,246            $331,300
                                                  =========           =========           =========           =========

Liabilities and stockholders' equity
  Current liabilities
    Current portion of long term debt             $  8,481            $    291            $  4,109  (e)       $ 12,881
    Accounts payable                                19,621               2,828                                  22,449
    Customer advances                               13,850                                                      13,850
    Billings in excess of costs and
      earnings on uncompleted contracts              3,351               2,506                                   5,857
    Accrued liabilities                             22,524              10,477                                  33,001
                                                  ---------           ---------           ---------           ---------
      Total current liabilities                     67,827              16,102               4,109              88,038

  Long-term debt                                    70,846               5,500              70,900  (a)(e)     147,246
  Deferred income taxes                              4,756                 313                 533  (f)          5,602
  Other long-term liabilities                        2,530                                                       2,530

  Stockholder's equity                              87,884              39,296             (39,296) (g)         87,884
                                                  ---------           ---------           ---------           ---------
                                                  $233,843            $ 61,211            $ 36,246            $331,300
                                                  =========           =========           =========           =========

See Note 3 for Detail of Adjustments

DT INDUSTRIES, INC.

PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 1996
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
- --------------------------------------------------------------------------------


                                                  DTI                 MID-WEST
                                                  CONSOLIDATED        CONSOLIDATED        PRO FORMA
                                                  BALANCES AT         BALANCES OF         PURCHASE
                                                  JUNE 30, 1996       MAY 26, 1996        ACCOUNTING
                                                  AS REPORTED         AS REPORTED         ADJUSTMENTS         PRO FORMA

Net Sales                                         $ 235,946           $ 88,152                                $ 324,098
Cost of Sales                                       172,568             58,053             $ 1,055  (1)         231,676
                                                  ----------          ---------           ---------           ----------
Gross profit                                         63,378             30,099              (1,055)              92,422

Selling, general and administrative expenses         35,445             15,214              (2,102) (2)          48,557
                                                  ----------          ---------           ---------           ----------
Operating income                                     27,933             14,885               1,047               43,865

Interest expense (income), net                        4,799                (65)              6,605  (3)          11,339
                                                  ----------          ---------           ---------           ----------
Income before provision for income taxes             23,134             14,950              (5,558)              32,526

Provision for income taxes                            9,643              5,994              (1,643) (4)          13,994
                                                  ----------          ---------           ---------           ----------
Income before extraordinary items                 $  13,491           $  8,956            ($ 3,915)           $  18,532
                                                  ==========          =========           =========           ==========
Earnings per common share before
  extraordinary items                             $    1.50                                                   $    2.06
                                                  ==========                                                  ==========

Weighted average number of common shares          9,000,257                                                   9,000,257


See Note 3 for Detail of Adjustments

DT INDUSTRIES, INC.

NOTES TO JUNE 30, 1996 PRO FORMA
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

- --------------------------------------------------------------------------------

1.       ACQUISITION OF MID-WEST

         On July 19, 1996 DT Industries, Inc. (the "Company") completed the acquisition of Mid-West Automation Enterprises ("Mid-West"), an Illinois corporation. Mid-West is a leading designer and manufacturer of integrated precision assembly machines. The purchase agreement provided for an aggregate cash consideration of $77,000, net of cash acquired. The purchase price has been preliminarily allocated to the assets and liabilities acquired based on their estimated fair value. The excess of purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill and amortized over a 40-year period.

2.       DEBT RESTRUCTURING

         In conjunction with the acquisition of Mid-West, the Company entered into a Second Amended and Restated Credit Facilities Agreement (Amended Facility) which replaced the Company's existing credit facility. The Amended Facility of $200,000 is provided by two financial institutions, and provides for $55,000 revolving credit facility, a $104,000 term loan, a $20,000 acquisition facility and a $21,000 foreign currency denominated letter of credit. The term loan requires quarterly principal payments ranging from $4,750 to $5,500 commencing January 1997 with final maturity of the Amended Facility on July 23, 2001. The Company incurred approximately $2,400 of financing fees related to the restructuring, which will be recorded as deferred financing fees and amortized over a five year life.

3.       EXPLANATIONS OF PRO FORMA FINANCIAL STATEMENTS AND RELATED ADJUSTMENTS

         The pro forma consolidated statement of operations for the year ended June 30, 1996 gives effect to the acquisition of Mid-West as if such event had occurred at the beginning of the period. The pro forma unaudited consolidated balance sheet at June 30, 1996 reflects the acquisition of Mid-West as if such event had occurred on that date. The pro forma consolidated financial data, based on facts and circumstances existing on September 19, 1996, may not be indicative of the results that actually would have occurred if the transactions and adjustments described in the following notes had occurred on the dates assumed and does not project the Company's financial position or results of operations at any future date. The pro forma consolidated financial data should be read in conjunction with the reports of the independent accountants, the Company's Current Report on Form 8-K dated September 18, 1996 related to the Company's consolidated financial statements for the year ended June 30, 1996 and the Company's Current Report on Form 8-K dated as of August 5, 1996 related to the acquisition of Mid-West.

DT INDUSTRIES, INC.

NOTES TO JUNE 30, 1996 PRO FORMA
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

- --------------------------------------------------------------------------------

        PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET


        (a) Amount represents the reclassification of the acquired cash and marketable securities balances of Mid-West, as such amounts were used immediately after the acquisition to repay a portion of the acquisition debt.

        (b)  Amount reflects the following:
                Reclassification of the cash surrender value of officer's
                  life insurance to a current receivable, as such amounts were repaid to the company by the former Mid-West
                  shareholder after the acquisition                                         $     (663)
                Increase in deferred financing fees related to the
                  Company's debt restructuring concurrent with
                  the acquisition of Mid-West                                                    2,400
                                                                                            -----------

                Net increase to other long term assets                                      $    1,737
                                                                                            ===========

        (c) Amount represents the elimination of Mid-West's capitalized building lease. The Company has entered into a new lease for the facility, concurrent with the acquisition, that will be treated as an operating lease for financial reporting purposes.

        (d) Amount reflects the increase in goodwill related to the acquisition of Mid-West, to be amortized over 40 years.

        (e)  Amount reflects the following:

                Additional debt incurred to finance the Mid-West
                  acquisition, including acquisition costs                                  $   98,250
                Deferred financing fees related to the debt restructuring
                  concurrent with the acquisition of Mid-West                                    2,400
                Less:  elimination of Mid-West debt related to the
                  capitalized building lease                                                    (5,791)
                Less:  cash acquired                                                           (19,850)
                Less:  adjustment of current and long-term debt to
                  correspond with the resultant terms after the debt
                  restructuring                                                                 (4,109)
                                                                                            -----------

                Net increase to long-term debt                                              $   70,900
                                                                                            ===========

DT INDUSTRIES, INC.

NOTES TO JUNE 30, 1996 PRO FORMA
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

- --------------------------------------------------------------------------------

        (f) Amount represents an adjustment to deferred taxes, primarily related to the elimination of the deferred tax asset related to the capitalized building lease.

        (g) Amount represents the elimination of the historical pre-acquisition stockholder's equity of Mid-West.

PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS


        (1)  Cost of sales has been increased (reduced) for the following:
                Elimination of capitalized building lease depreciation                      $     (303)
                Increase in operating lease expense related to the building                      1,358
                                                                                            -----------

                Net increase                                                                $    1,055
                                                                                            ===========

        (2)  Selling, general and administrative expenses have been increased (reduced) for the following:
                Elimination of sales commission paid to a company
                  related to Mid-West via common ownership (and not
                  acquired by DTI)                                                          $   (3,522)
                Elimination of capitalized building lease depreciation                             (32)
                Increase in goodwill amortization                                                1,452
                                                                                            -----------

                Net decrease                                                                $   (2,102)
                                                                                            ===========

        (3)  Interest expense has been increased (reduced) for the following:

                Financing of purchase, including acquisition cost and
                  deferred financing costs, net of cash acquired                            $   80,800
                Average DTI interest rate for 1996                                                7.5%
                                                                                            -----------
                                                                                                 6,060

                Additional amortization related to deferred financing fees
                (five year amortization life)                                                      480
                Elimination of historical Mid-West interest income, net                             65
                                                                                            -----------

                Net increase                                                                $    6,605
                                                                                            ===========

        (4) Amount reflects the estimated income tax effect of pro forma adjustments (excluding non-deductible goodwill amortization).


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      DT INDUSTRIES, INC.


Date:  September 23, 1996         by  /s/ Bruce P. Erdel
                                      ----------------------------------------
                                      Bruce P. Erdel
                                      Vice President - Finance and Secretary